AGREEMENT

BY AND BETWEEN

NATCO INTERNATIONAL INC.

AND

LASSEN ENERGY, INC.

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 19th day of November, 2008, by and between NATCO International Inc., a Delaware corporation (“NATCO”), and Lassen Energy, Inc., a California corporation (“Lassen”).

WHEREAS, NATCO and Lassen have been over the past several months working to accomplish a business combination transaction in the form of a share exchange; and

WHEREAS, for various reasons that business combination transaction was not able to be finalized and is now null and void; and

WHEREAS, the parties have agreed, in accordance with the terms of this Agreement, to complete a different transaction as distinct and separate from the previously proposed business combination transaction, and a more accomplishable business transaction;

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1

Issuance of Securities. Subject to the terms and conditions of this Agreement, NATCO agrees to issue to Lassen a total of 8,915,871 shares of its authorized but previously unissued shares of common stock (the “NATCO Shares”), and Lassen agrees to issue to NATCO a total of 25,252,500 shares of its authorized but previously unissued shares of common stock (the “Lassen Shares”).  The sole consideration for issuance of the NATCO Shares shall be receipt of the Lassen Shares and the sole consideration for issuance of the Lassen Shares shall be the NATCO Shares.  Prior to issuance of the NATCO Shares, NATCO had a total of twenty six million seven hundred forty thousand six hundred and fourteen (26,747,614) shares of common stock issued and outstanding, and following issuance of the NATCO Shares, NATCO will have a total of thirty five million six hundred sixty three thousand four hundred eighty five (35,663,485) shares issued and outstanding.  Accordingly, following their issuance, the NATCO Shares will represent 25% of the issued and outstanding shares of NATCO.  Prior to issuance of the Lassen Shares, Lassen had a total of seventy-five million seven hundred fifty-seven thousand four hundred and ninety-nine shares (75,757,499) of common stock issued and outstanding, and following issuance of the Lassen Shares, Lassen will have a total of one hundred one million, nine thousand nine hundred ninety-nine (101,009,999) shares issued and outstanding.  Accordingly, following their issuance, the Lassen Shares will represent 25% of the issued and outstanding shares of Lassen.

1.2

Exemption from Registration. The parties hereto intend that the NATCO Shares to be issued to the Lassen Energy, Inc., and the Lassen Shares to be issued to

Natco International Inc. shall be issued in transactions which are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated there under.

ARTICLE II

License Agreement

2.1

Execution of License Agreement.

Simultaneously with closing under the terms of this Agreement and issuance of the NATCO Shares and the Lassen Shares as described in Section 1.1 hereof, the parties shall execute a License Agreement substantially in the form attached hereto as Exhibit 2.1  (the “License Agreement”)..

2.2

Location. The License Agreement shall include the Nations of India, and Canada, and the State of Hawaii, USA (hereinafter collectively referred to as the “Location”).

2.3

Scope. Under the terms of the License Agreement, NATCO shall have the exclusive rights within the Location to assemble/manufacture Lassen Solar Panels and to distribute and sell Lassen Solar Panels in accordance with the terms of Lassen’s license agreement with DBK Corporation.  Sales by NATCO of Lassen Solar Panels for uses within the Location of less than one (1) MW shall be made solely to and through DBK and/or its dealers.   Under the terms of the License Agreement NATCO shall also have the exclusive right within the Location, to use these panels in applications of 1MW and above and for such uses shall not be required to sell the panels to or through DBK and/or its dealers.  Applications above 1 MW means for commercial uses such as small and large power plants, etc. It does not mean multiple panel sales of more than 1 MW to any vendor for sale as individual units or any like transaction.

2.4

Terms.  As consideration for the execution of the License Agreement, NATCO shall pay Lassen a licensing fee equal to a total of $1,000,000 USD. An initial payment of $200,000 to be applied to the licensing fee shall be due and payable by NATCO within 25 days after its receipt and acceptance of a written technical report regarding the matters specified in Section 6.1(a) hereof, prepared by an outside professional mutually acceptable to NATCO and Lassen.  The balance of the licensing fee shall be due and payable by NATCO within 60 days after the due date of the initial $200,000 payment or 90 days from closing whichever is longer.  In addition to the licensing fee, NATCO shall pay Lassen a 2% royalty of Gross Income from each panel sold by NATCO or on the earnings generated from the applications of above 1 MW.   The terms of the payment of the royalty shall be as specified in the License Agreement attached hereto as Exhibit 2.1.

2.5

Performance.  Under the terms of the License Agreement, NATCO shall have six (6) months from the date that Lassen has obtained UL certification on the panel to begin the process of establishing an assembly facility within the Location.  Lassen shall be responsible for advising NATCO as to standards, processes, procedures, and the like, which must be used in conjunction with construction and establishment of such assembly facility.  Under the terms of the License Agreement, NATCO shall be obligated to have the assembly operational within three (3) years of the UL certification, unless mutually agreed to otherwise by the parties.  NATCO shall have the period of time as specified in the License Agreement attached hereto as Exhibit 2.1, from the UL certification to generate revenues on which the 2% of Gross Income royalties are to begin to be paid to Lassen.

ARTICLE III

Use of License Fee

3.1

Finance Committee.  Lassen agrees that a finance committee consisting of the member of the Board of Directors to be nominated by NATCO (See 4.1 below), and the Lassen CFO shall be formed for the purpose of reviewing and approving all expenditures by Lassen of funds from the license fee paid by NATCO pursuant to the provisions of Section 2.1 hereof.  The parties agree that such funds shall be used and applied by Lassen solely for the following purposes:

- Development and UL Certification of the Lassen Panel

- Permitting and Power Purchase Agreement for the Power Plant Project in

  Lassen County California

- Necessary Administrative and General Operation Expenses of Lassen

- Business Activities in Lassen that will provide earnings to the Company

- Necessary Expenses for Lassen to become a public company.

ARTICLE IV

Additional Understandings

4.1

Board of Directors.  Upon the closing of this agreement Natco shall nominate a person of its choosing who is reasonably acceptable to Lassen to be a member of the Board of Directors of Lassen Energy, Inc., and Lassen shall nominate a person of its choosing who is reasonably acceptable to Natco to be a member of the Board of Directors of Natco International Inc.  Following such nominations, Lassen and Natco shall each take such steps as they deem necessary or appropriate to cause such nominees to be appointed as members of their respective boards of directors.

4.2

Public Company.

Lassen agrees to start the process of becoming a public company by causing its shares to be approved for trading in the US Over-the Counter Bulletin Board market or other public trading market in the US as soon as reasonably possible, but in any event no later than 30 days after receipt of the full payment ($1,000,000) of the License Fee under the terms of this agreement as defined in Section 6.2.(c) hereof.  It is currently contemplated that the first step in this process will be preparation and filing by Lassen of a registration statement on Form 10 under the Securities Exchange Act of 1934 for the purpose of becoming a fully reporting company under the Securities Exchange Act of 1934.  By execution of this agreement, Lassen acknowledges that the process of causing it shares to become publicly traded may take a substantial period of time, and may require Lassen to file a registration statement on Form S-1 or other applicable form under the Securities Act of 1933. By execution of this Agreement Lassen hereby agrees to diligently complete the steps required to cause its shares to be approved for trading in the US Over-the-Counter market and to use its best efforts to complete the process as soon as reasonably possible.

ARTICLE V

Closing

5.1

Closing. The closing of this Agreement shall be held at any mutually agreeable place within five (5) days of the mutual execution of this Agreement, unless extended by mutual agreement (“Closing”).  At Closing:

(a)

Lassen shall deliver to the Escrow Agent appointed in accordance with the provisions of Section 5.3 share certificates representing the Lassen Stock duly endorsed by the Lassen Officers in the Name of Natco International Inc as indicated in Article 1.1, signed minutes of its directors approving this Agreement, mutually agreed to license agreement (See Article 2 above), and such other documents and instruments as NATCO’s counsel may reasonably require (collectively referred to as the “Lassen Closing Documents”).

(b)

NATCO shall deliver to the Escrow Agent share certificates representing the Lassen Stock duly endorsed by the NATCO Officers in the Name of Natco International Inc as indicated in Article 1.1, signed minutes of its directors approving this Agreement, and such other documents and instruments as Lassen’s counsel may reasonably require (collectively referred to as the “NATCO Closing Documents”).

5.2

Documents in Escrow.  The Escrow Agent shall hold the Lassen Closing Documents and the NATCO Closing Documents in escrow and undelivered until the conditions subsequent as described in ARTICLE 6., hereunder have been completed.

5.3

Escrow Agent.  As soon as reasonably possible following execution of this agreement, the parties shall mutually agree on the appointment of an Escrow Agent to assist in completion of the closing under the terms of this agreement. The parties acknowledge that the Escrow Agent may be a solicitor or lawyer who acts for NATCO or Lassen and that he may continue to act as such during the term of this Agreement.  The Escrow Agent will be deemed not to be in conflict by virtue of his holding the Closing Documents or performing his duties hereunder.

5.4

Amendments.  The Escrow Agent will have no duties except those that are expressly set out herein and will not be bound by any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by NATCO, and Lassen.

5.5

Indemnity.  NATCO and Lassen shall jointly and severally indemnify and save the Escrow Agent harmless from and against any and all liability, loss, cost, damages, claims, demands, suits, actions, expenses and disbursements of whatever kind and nature which may be incurred by, imposed upon, asserted against or demanded from the Escrow Agent in connection with the performance of his duties hereunder other than those arising from the gross negligence or fraud of the Escrow Agent.

5.6

Interpleader.

If the Escrow Agent is uncertain as its duties or rights hereunder or shall receive instructions from one of the parties which, in its sole determination, are in conflict either with instructions received by it from another party or with any provision of the Escrow Agreement executed by the parties, it shall be entitled to hold all items delivered to it as Escrow Agent pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the items delivered to it as Escrow Agent with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the items delivered to it as Escrow Agent with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder of under the terms of any separate Escrow Agreement.

ARTICLE VI

Conditions Subsequent to the Closing Date

6.1

Conditions Subsequent.  Following the Closing Date, the following conditions subsequent shall be completed:

(a)

Within 1 day following the Closing Date, Lassen shall have retained an expert to be mutually agreed upon between NATCO and Lassen (the “Expert”) to conduct tests on the Lassen energy panels in order to validate the technology claims by Lassen.  Lassen will fully cooperate with the Expert and provide all support as needed for the tests.  The specifications to be verified are as follows:

Rated Power (Watts)                                    2000-3000

Series Fusing (Amps)                                   15

Current at Max. Power (Amps)                    14

Voltage at Max. Power (DC Volts)              200-220

Short Circuit Current (Amps)                       14.8

Length (Inches)                                             62.5

Width                                                            32.5

Depth of Frame (Inches)                               3.5

The written report shall be completed no later than 3 days following the Closing Date.

(b)

NATCO shall have three (3) days following its receipt of the written report described in Section 6.1(a) to either accept or reject the report or to request additional information or verification from the expert providing the report.  In the event NATCO accepts the report, it shall, within 25 days thereafter, pay the initial payment of $200,000 of the license fee specified in Section 2.3 hereof. The payment shall be sent to: Lassen Energy, Inc., if by mail to 595 South Bluff Street #9, St George UT 84770; or if by wire:  Lassen Energy, Inc., Wells Fargo Bank, Account No:  9737583287, ABA No: 121000248. Also a confirming email on the day sent to the CFO for Lassen.

(c)

NATCO shall have 60 days from the payment of the Initial Payment or 90 days from Closing, whichever is longer to make the payment of the balance of the $1,000,000 License Fee, which is $800,000.

6.2

Release of Escrow.   Within 5 days after receipt by the Escrow Agent of written evidence which it deems adequate, in its sole discretion, to confirm that the conditions of section 6.1 have been performed, the Escrow Agent shall proceed to deliver the Lassen Closing Documents to NATCO and the NATCO Closing Documents to Lassen respectively (the “Final Closing”).   In the event the Escrow Agent does not receive adequate written evidence within 31 days after the Closing Date hereunder, that the conditions specified in Section 6.1 have been performed and completed, the Escrow Agent shall return the Lassen Closing Documents to Lassen and the NATCO Closing Documents to NATCO and this agreement shall thereafter be null and void and of no further force or effect.

6.3

Registration and Listing by NATCO. Following the Closing and release from Escrow of the documents, NATCO shall:

(a)

Continue NATCO’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system, or any other recognized Exchange;

(b)

Continue to comply with all applicable reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”), ;

(c)

Clear any Exchange Act Rule 144 sales of NATCO common stock offered by any NATCO common stockholder including affiliates or former affiliates of NATCO who satisfy all applicable requirements for sale of their shares in accordance with the provisions of Rule 144, within forty-eight (48) hours of the filing of the Notice of Sale pursuant to Rule 144.

6.4

Registration and Listing by Lassen

.    As soon as reasonably possible following the   receipt of the full payment ($1,000,000) of the License Fee under the terms of this agreement as defined in Section 6.2.(c) hereof., but in any event no later than 30 days thereafter, Lassen shall take the steps required to comply with Section 4.2 hereof in order to cause its shares to be approved for trading in the US Over-the–Counter market, or other applicable market. Following listing Lassen Shall:

(a)

Continue Lassen’s common stock quotation on the Electronic Over-the- Counter Bulletin Board system, or any other recognized Exchange;

(b)

Continue to comply with all applicable reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”),and

Clear any Exchange Act Rule 144 sales of NATCO common stock offered by any NATCO common stockholder including affiliates or former affiliates of NATCO who satisfy all applicable requirements for sale of their shares in accordance with the provisions of Rule 144,within forty-eight (48) hours of the filing of the Notice of Sale pursuant to Rule 144.

6.5

Corporate Action.  NATCO shall file the required documents and take the required actions to change its name to “P2 Solar, Inc.” or to such other name as deemed acceptable to the directors and management of NATCO, within sixty (60) days following the Closing and release from Escrow of documents.

ARTICLE VII

Representations and Warranties of Lassen and Lassen Security Holders

Lassen jointly and severally hereby represent and warrant to NATCO that:

7.1

Organization. Lassen is a corporation duly organized, validly existing and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

7.2

Authorized capital.  The authorized capital of Lassen consists of 1,000,000,000 common shares, par value $.001 per share, of which 75,757,499 of common shares are issued and outstanding on the Closing Date and there are no individuals or companies who or which beneficially own, directly or indirectly, any of the issued and outstanding shares of Lassen other than the Lassen Security Holders.

7.3

Paid up capital.  The Lassen Stock are validly issued and outstanding as fully paid and non-assessable shares and the Lassen Security Holders are the beneficial owners of and have the right and authority to dispose of and give good and marketable title to the Lassen Stock free and clear of all liens, charges, encumbrances and restrictions on transfer of any nature whatsoever save those existing pursuant to applicable securities legislation.

7.4

No Further Rights.  There are no options, warrants, rights or agreements outstanding with respect to the issued or unissued shares and there are no securities convertible or exchangeable into shares of Lassen except as have been discussed and disclosed to and approved by NATCO prior to the Closing Date.

7.5

Indebtedness.  Lassen is not indebted to the Lassen Security Holders and the Lassen Security Holders are not indebted to Lassen, except as has been disclosed to and approved by NATCO prior to the Closing Date.

7.6

Material Transactions.  All material transactions of Lassen have been promptly or properly recorded or filed in or with its respective books and records.

7.7

Corporate Records.  To the best of their knowledge, the minute book of Lassen contains true, correct and complete copies of its articles, by-laws and other documents, the minutes of every meeting of its Board of Directors and every committee thereof, the minutes of shareholder meetings and every written resolution of its directors and shareholders.  To the best of their knowledge, the share certificate book, register of shareholders, register of transfers and register of directors and officers of Lassen are complete and accurate.

7.8

Subsidiaries. Lassen currently does not own any subsidiaries.

7.9

Directors and Executive Officers. The names and titles of the directors and executive officers of Lassen are as follows:

(a)

Name	Position
Darry Boyd	Director , Chief Executive Officer
John Anderson	Director

(b) Pursuant to the provisions of Section 4.1 of this Agreement, Lassen shall appoint person designated by NATCO to its the board of directors upon release of documents from escrow.

7.10

Absence of Changes. Except as set forth in Exhibit 7.10 attached hereto, since December 31, 2007, there has not been any material change in the financial condition or operations of Lassen, except from normal business operations and the development of the prototypes of the panel.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

7.11

Absence of Undisclosed Liabilities. As of the Closing Date, there are no advances, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of Lassen assumed, created, incurred or made, whether voluntary or involuntary, however arising, whether due or not due, absolute, contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether Lassen may be liable individually or jointly with others, that is not reflected in the Lassen Liability Schedule attached hereto as Exhibit 7.11, .

7.12

Tax Returns. Lassen has made and filed any and all tax returns and other filings as and when required by the relevant taxation authority, all of which are accurate and complete in every material respect, and has made and remitted all required employee deductions, tax remittances and other payments required by law as and when required and is not currently required to make any further assessment, reassessment, demand for payment or filing nor, to the knowledge of the Lassen Security Holders and Lassen, after due inquiry, is any such action or proceeding pending or threatened.

7.13

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NATCO, its legal counsel and accountants shall have the opportunity to meet with Lassen’s accountants and attorneys to discuss the financial condition of Lassen during reasonable business hours and in a manner that does not interfere with the normal operation of Lassen’s business.  Lassen shall make available to NATCO all books and records of Lassen.

7.14

Intellectual Property Rights. Lassen owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

7.15

Compliance with Laws. To the best of Lassen’s knowledge, Lassen has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

7.16

Litigation. Lassen is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Lassen Security Holders and Lassen, threatened against or affecting Lassen or its business, assets or financial condition.  Lassen is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  Lassen is not engaged in any material litigation to recover monies due to it.

7.17

Authority. The Board of Directors of Lassen has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and

Lassen has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Lassen and is enforceable in accordance with its terms and conditions.

7.18

Ability to Carry Out Obligations. The execution and delivery of this Agreement by Lassen and the performance by Lassen of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Lassen is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Lassen, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Lassen.

7.19

Full Disclosure. None of the representations and warranties made by the Lassen herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Lassen Security Holders or Lassen, or on their behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

7.20

Material Contracts. A list of Lassen’s material contracts are attached hereto as Exhibit 7.20, and such contracts shall be made available for inspection within five (5) days prior to Closing, and through the period of time until the release of documents from Escrow.

7.21

Indemnification. The Lassen Security Holders and Lassen agree to indemnify, defend and hold NATCO harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against NATCO which arise out of, or result from (i) any breach by Lassen or the Lassen Security Holders in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Lassen under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Lassen or the Lassen Security Holders in this Agreement.

7.22

Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Lassen has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

7.23

Restricted Securities.  Lassen and the Lassen Security Holders acknowledge that all of the NATCO Shares issued by NATCO are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE VIII

Representations and Warranties of NATCO

NATCO represents and warrants to Lassen that:

8.1

Organization. NATCO is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

8.2

Capital. The authorized capital stock of NATCO consists of: i) five hundred million (500,000,000) shares of $0.001 par value common stock, of which approximately twenty six million seven hundred forty seven thousand six hundred fourteen (26,747,614) shares are currently outstanding; and ii) five million (5,000,000) shares of $0.001 par value preferred stock, of which zero (0) shares are currently are outstanding.  All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, rights, debentures, warrants, instruments, convertible securities or other agreements or commitments obligating NATCO to issue any additional shares of its capital stock of any class.

8.3

Subsidiaries. NATCO does not have any subsidiaries or own any interest in any other enterprise.

8.4

Directors and Officers. The name and titles of the director and executive officers of NATCO are as follows:

(a)

Name	Position
Raj-Mohinder Gurm Gerry Podersky-Cannon	Director, President, Chief Executive Officer and Chief Financial Officer Director, Secretary

(b)

Pursuant to the provisions of Section 4.1 hereof, NATCO shall appoint a person designated by Lassen to its board of directors upon release of documents from escrow. In completing such appointment, NATCO shall comply with the provisions of Rule 14(f) of the 1934 Exchange Act;

8.5

Financial Statements. The NATCO Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by NATCO throughout the period indicated, and fairly present the financial position of NATCO as of the date of the balance sheet included in the NATCO Financial Statements and the results of operations for the period indicated.

8.6

Absence of Changes. Since December 31, 2007, there has not been any material change in the financial condition or operations of NATCO, except as publicly filed with the Securities and Exchange Commission (“Commission”) or contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

8.7

Tax Returns. NATCO has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. Except as set forth in Exhibit 8.7 attached hereto.  the provisions for taxes, if any, are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by NATCO.

8.8

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Lassen, its legal counsel and accountants shall have the opportunity to meet with NATCO’s accountants and attorneys to discuss the financial condition of NATCO during reasonable business hours and in a manner that does not interfere with the normal operation of NATCO’s business.  NATCO shall make available to Lassen all books and records of NATCO.

8.9

Intellectual Property Rights. NATCO has no trademarks, service marks, trade names, copyrights or patents material to its business.

8.10

Compliance with Laws. To the best of NATCO’s knowledge, NATCO has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

8.11

Litigation. NATCO is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of NATCO, threatened against or affecting NATCO or its business, assets or financial condition except as indicated during discussions in the completion of this agreement and attached as Exhibit 8.11 hereto. NATCO is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  NATCO is not engaged in any material litigation to recover monies due to it except as indicated in discussion during the completion of this agreement.

8.12

Authority. The Board of Directors of NATCO has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and NATCO has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of NATCO and is enforceable in accordance with its terms and conditions.

8.13

Ability to Carry Out Obligations. The execution and delivery of this Agreement by NATCO and the performance by NATCO of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which NATCO is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of NATCO, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of NATCO.

8.14

Full Disclosure. None of the representations and warranties made by NATCO herein or in any exhibit, certificate or memorandum furnished or to be furnished by NATCO, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

8.15

Assets. Except as shown in Schedule 8.15 attached hereto, the financial statements of NATCO delivered in accordance with Section 8.5, reflect all of its assets and all claims or encumbrances against such assets.

8.16

Indemnification. NATCO agrees to indemnify, defend and hold Lassen harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Lassen which arise out of, or result from (i) any breach by NATCO in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by NATCO under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by NATCO in this Agreement.

8.17

Criminal or Civil Acts. For the period of five (5) years prior to the execution of this Agreement, no current executive officer, director or principal stockholder of NATCO has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

ARTICLE IX

Covenants Prior to the Closing Date and Prior to Release of Documents from Escrow

9.1

Investigative Rights. After the Closing Date and prior to release of documents from Escrow, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, such claim may be asserted by the party so learning that a representation of the other party was not accurate.

9.2

Conduct of Business. Prior to the Closing Date and after the Closing Date and prior to the release of documents from Escrow , each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

9.3

Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

9.4

Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE X

Miscellaneous

10.1

Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

10.2

No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

10.3

Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

10.4

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

10.5

Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

10.6

Choice of Law. This Agreement and its application shall be governed by the laws of the state of Delaware.

10.7

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8

Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

NATCO:

NATCO International Inc.

#204

13569- 76 Avenue

Surrey, BC V3W 2W3

Canada

Attn: Raj-Mohinder Gurm, Chief Executive Officer

With a copy to:

Gary Joiner
Frascona, Joiner, Goodman and Greenstein
4750 Table Mesa Drive
Boulder, Colorado
80305

Lassen:

Lassen Energy, Inc.

Suite 108A #327

            300 Carlsbad Village Dr.

                        Carlsbad, CA 92008

Attn: Darry Boyd, Chief Executive Officer

Facsimile No: (760) 918-6643

With a copy to:

John Anderson

Lassen Energy, Inc.

595 South Bluff Street #9,

St George UT 84770

Facsimile No: (435) 652-3528

10.9

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.10

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.11

Finders. There are no finders in connection with this transaction.

10.12

Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

10.13

Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

10.14

Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Final Closing Date.

10.15

Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

10.16

Termination, Amendment and Waiver.

(a)

Termination.  This Agreement may be terminated at any time prior to the Final Closing Date, whether before or after approval of matters presented in connection with the share exchange by and between the stockholders of NATCO and the stockholders of Lassen:

(1)

By mutual written consent of Lassen and NATCO;

(2)

By either Lassen or NATCO;

(i)

If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)

If the transaction shall not have been consummated on or before ten (10) days following mutual execution of this Agreement, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)

By Lassen, if NATCO breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)

By NATCO, if Lassen breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)

Termination after Closing Date.  This Agreement may be terminated by NATCO of Lassen after the Closing Date, if the Conditions Subsequent are not completed.

(c)

Effect of Termination.  In the event of termination of this Agreement by either NATCO or Lassen, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Lassen or NATCO, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(d)

Extension; Waiver.  At any time prior to the release from Escrow of documents, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)

Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of Lassen or NATCO, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

10.17

Exhibits.  All Exhibits referenced herein shall be attached before the release of documents from Escrow as defined in Article VI.

[signature page follows]

In witness whereof, the parties have executed this Agreement.

NATCO INTERNATIONAL INC.

/s/ Raj Gurm

Date: 11/19/2008

By: Raj Gurm

Its:  Chairman and Chief Executive

      Officer

LASSEN ENERGY, INC.

/s/ Darry L. Boyd

   Date: 11/21/2008

By: Darry L. Boyd

Its:  Chairman and Chief Executive

      Officer